UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 5, 2017 (June 30, 2017)

Date of Report (Date of earliest event reported)

MassRoots, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55431	46-2612944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1624 Market Street, Denver, CO, Suite 201	80202
(Address of principal executive offices)	(Zip Code)

(720) 442-0052
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[X]	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

As used in this Current Report, all references to the terms “we”, “us”, “our”, “MassRoots” or the “Company” refer to MassRoots, Inc., unless the context clearly requires otherwise.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes information that may constitute forward-looking statements. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results, as well as the Company’s expectations, to differ materially from those expressed in or contemplated by the forward-looking statements. Risk factors affecting the Company are discussed in detail in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

Item 1.01

Entry Into a Material Definitive Agreement

On July 5, 2017, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MassRoots Compliance Technology, Inc., a wholly-owned subsidiary of the Company (“Merger Subsidiary”), Odava, Inc., a Delaware corporation (“Odava”), and Scott Kveton, an individual acting solely in his capacity as a stockholder representative (“Stockholder Representative”). Pursuant to the Merger Agreement, Merger Subsidiary will be merged with and into Odava, whereby the separate corporate existence of Merger Subsidiary will cease and Odava will survive (the “Surviving Entity”) as a wholly-owned subsidiary of MassRoots (the “Merger”).

Upon effectiveness of the Merger (such time, the “Effective Date”), MassRoots will issue 3,250,000 shares of its common stock, par value $0.001 per share (“Common Stock”), to the stockholders of Odava, allocated pro-rata based on each stockholder’s respective holdings of common stock of Odava immediately prior to the Effective Date (the “Merger Share Consideration”); and each share of the common stock of Merger Subsidiary will be converted into one newly issued, fully paid and non-assessable share of common stock of the Surviving Entity. MassRoots also agreed to pay $30,000 to Scott Kveton and $5,000 to Steven Osborn (the “Merger Cash Consideration”), in repayment of debt obligations owed by Odava to Messrs. Kveton and Osborn.

The closing of the Merger is also subject to various conditions, including, but not limited to, (a) the Company’s employment of Scott Kveton and Steven Osborn and (b) receipt of a joinder agreement from all of the stockholders of Odava (the “Joinder Agreement”), pursuant to which each stockholder will become a party to the Merger Agreement and provide representations and warranties to the Company and Merger subsidiary. The Board of Directors of MassRoots have approved the Merger Agreement, the Merger and the other transactions contemplated thereby.

The foregoing is only a brief description of the material terms of the Merger Agreement and Joinder Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference, and are qualified in their entirety by reference to such respective exhibit.

Item 7.01

Regulation FD Disclosure.

The Company has released to shareholders a corporate presentation titled “MassRoots: Compliance and Technology Platform for the Cannabis Industry”, dated July 2017. A copy of the corporate presentation is filed as Exhibit 99.2 hereto and are incorporated herein by reference.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01

Other Events.

On June 30, 2017, the Company issued a press release titled, "MassRoots Promotional Activity Reported". A copy of which is attached hereto as exhibit 99.3 and incorporated by reference.

On July 6, 2017, the Company will issue a press release titled “MassRoots Acquires Odava, a Leading Compliance Platform for the Cannabis Industry”. A copy of the press release is filed as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

(d) Exhibits.

10.1	Agreement and Plan of Merger between MassRoots, Inc. and MassRoots Compliance Technology, Inc. and Odava, Inc. and Scott Kveton and the Stockholders of Odava, Inc.

10.2	Form of Joinder Agreement to Agreement and Plan of Merger made by each stockholder of Odava, Inc. and agreed to and acknowledged by MassRoots, Inc. and MassRoots Compliance Technology, Inc.

99.1	Press release titled “MassRoots Acquires Odava, a Leading Compliance Platform for the Cannabis Industry”, dated July 6, 2017.

99.2	Corporate presentation titled “MassRoots: Compliance and Technology Platform for the Cannabis Industry”, dated July 2017.

99.3	99.3 Press release titled “MassRoots Promotional Activity Reported”, dated June 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MassRoots, Inc.

Date: July 5, 2017	By:	/s/ Isaac Dietrich
Isaac Dietrich
Chief Executive Officer